Exhibit 23b
CONSENT AND REPORT ON SCHEDULE OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of CAM Commerce Solutions, Inc. of our report dated November 12, 2004, with respect to the financial statements of CAM Commerce Solutions, Inc., included in the 2006 Annual Report to Stockholders of CAM Commerce Solutions, Inc.
Our audit also included the financial statement schedule of CAM Commerce Solutions, Inc. listed in Item 15(a). This schedule is the responsibility of CAM Commerce Solutions, Inc.’s management. Our responsibility is to express an opinion based on our audit. In our opinion, as to which the date is November 12, 2004, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.
We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-64856, 333-57907, 333-52782, and 333-121541) of our report dated November 12, 2004, with respect to the financial statements of CAM Commerce Solutions, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of CAM Commerce Solutions, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2006.

/s/ ERNST & YOUNG LLP

Orange County, California
December 13, 2006